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                                                                    Exhibit 1.01

                                 TERMS AGREEMENT

                                                               November 21, 2005



Citigroup Funding Inc.
388 Greenwich Street, 38th Floor
New York, New York 10013
Attn:  Treasury Capital Markets

Ladies and Gentlemen:

      We understand that Citigroup Funding Inc., a Delaware corporation (the "Company"), proposes to issue and sell $20,250,000 aggregate principal amount of its Stock Market Upturn Notes(SM) Based Upon the S&P 500 Index(R) Due May 29, 2007 (the "Notes"). The payments due under the Notes will be fully and unconditionally guaranteed by Citigroup Inc., a Delaware corporation (the "Guarantor"). Subject to the terms and conditions set forth herein or incorporated by reference herein, Citigroup Global Markets Inc. (the "Underwriter") offers to purchase 2,025,000 Notes in the principal amount of $20,250,000 at 98% of the aggregate principal amount. The Closing Date shall be November 29, 2005 at 9:00 a.m. at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

      The Notes shall have the following terms:

Title: Stock Market Upturn Notes(SM) Based Upon the S&P 500 Index(R) Due May 29, 2007

Maturity:                 May 29, 2007

Maturity Payment:         Holders of the Notes will be entitled to
                          receive at maturity the Maturity Payment
                          (as defined in the Prospectus Supplement dated November 21, 2005 relating to the Notes)

Interest Rate:            The Notes do not bear interest.  No payments
                          on the


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CFI SPX Upturn Notes Due 2007
Terms Agreement
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                          Notes will be made until maturity

Initial Price To Public:  100% of the principal amount thereof, plus accrued interest from November 29, 2005 to date of payment and delivery

Redemption Provisions:    The Notes are not redeemable by the
                          Company prior to maturity

Trustee:                  The Bank of New York

Indenture:                Indenture, dated as of June 1, 2005

      All the provisions contained in the document entitled "Citigroup Funding Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated May 3, 2005 (the "Basic Provisions"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

      The Underwriter hereby agrees in connection with the underwriting of the Notes to comply with the requirements set forth in any applicable sections of
Section 2720 to the By-Laws of the National Association of Securities Dealers, Inc.

      Michael S. Zuckert, Esq., is General Counsel, Finance and Capital Markets of the Guarantor and legal counsel to the Company. Cleary Gottlieb Steen & Hamilton LLP is counsel to the Underwriter. Cleary Gottlieb Steen & Hamilton LLP is special tax counsel to the Company and the Guarantor.

      Please accept this offer no later than 9:00 p.m. on November 21, 2005, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:


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CFI SPX Upturn Notes Due 2007
Terms Agreement
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      "We hereby accept your offer, set forth in the Terms Agreement, dated
November 21, 2005, to purchase the Notes on the terms set forth therein."

                                    Very truly yours,


                                    CITIGROUP GLOBAL MARKETS INC.


                                     By:  /s/ Richard T. Chang
                                         -------------------------------
                                         Name:  Richard T. Chang
                                         Title: Director


ACCEPTED:

CITIGROUP FUNDING INC.


By:  /s/ Geoffrey S. Richards
    -----------------------------
    Name:  Geoffrey S. Richards
    Title: Vice President
           and Assistant Treasurer

CITIGROUP INC.


By:  /s/ Charles E. Wainhouse
    -----------------------------
    Name:  Charles E. Wainhouse
    Title: Assistant Treasurer


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CFI SPX Upturn Notes Due 2007
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